UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004 (November 15, 2004)

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02. Results of Operation and Financial Condition

LBI Media, Inc. issued a press release on November 15, 2004 announcing its financial results for the three months and nine months ended September 30, 2004. The press release is filed as Exhibit 99.1 and is hereby incorporated by reference. The information in the press release (except for the information under the caption “Executive Management Change”) is being furnished (not filed) under Item 2.02 of Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 15, 2004, LBI Media, Inc. (the “Company”) announced that Brett Zane, the Company’s Chief Financial Officer, has resigned as Chief Financial Officer and will leave the Company as of November 19, 2004. On the same day, the Company appointed Steven Cramer, who is 38 years old, as its Chief Financial Officer.

On November 15, 2004, the Company issued a press release announcing Mr. Cramer’s appointment, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Only the information in the press release under the caption “Executive Management Change” is deemed to be filed under Item 5.02 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release of LBI Media, Inc., dated November 15, 2004 (information under the caption “Executive Management Change” is deemed to be filed (rather than furnished) for purposes of Item 5.02 pursuant to Instruction B.2. of Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on November 16, 2004.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

By:	/s/ Brett Zane
Brett Zane
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of LBI Media, Inc., dated November 15, 2004 (information under the caption “Executive Management Change” is deemed to be filed (rather than furnished) for purposes of Item 5.02 pursuant to Instruction B.2. of Form 8-K)